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                                                                   EXHIBIT 10.27



                       CORRECTIONS CORPORATION OF AMERICA
                   2001 KEY EMPLOYEE SERIES B PREFERRED STOCK
                              RESTRICTED STOCK PLAN

        1. Purposes of the Plan. The primary purpose of the Plan is to provide incentives to Participants as related to their continued employment by the Company or by any other member of the CCA Controlled Group. This Plan is intended to be without prejudice to other compensation programs adopted from time to time by the Company or any other member of the CCA Controlled Group.

        2. Definitions. Unless otherwise provided herein or required by the context, the following terms shall have the meanings set forth below:

               "Board" or "Board of Directors" means the Board of Directors of the Company, or any successor thereto, or any committee of the Board which is authorized to act as the Board with respect to the administration of this Plan.

               "CCA Controlled Group" means the affiliated group of corporations (as determined under Section 1504 of the Internal Revenue Code of 1986, as amended) of which Corrections Corporation of America or its successor is the common parent.

               "Company" means CCA of Tennessee, Inc., a Tennessee corporation formerly known as CCA Acquisition Sub, Inc., and any successor thereto.

               "Corrections Corporation of America" or "CCA" means Corrections Corporation of America, a Maryland corporation and the owner of all of the issued and outstanding capital stock of the Company.

               "Effective Date" means May 22, 2001, the effective date of this Plan.

               "Participants" mean the participants in the Plan as set forth on Schedule A.

               "Plan" means the Corrections Corporation of America 2001 Key Employee Series B Preferred Stock Restricted Stock Plan.

               "Series B Preferred Stock" means the Series B Cumulative Convertible Preferred Stock, $0.01 par value per share, of Corrections Corporation of America.

               "Shares" mean the shares of Series B Preferred Stock subject to the Plan as set forth herein.

               "Vesting Date" means each of the following three dates: (i) May 22, 2002; (ii) May 22, 2003; and (iii) May 22, 2004.



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        3. Administration of the Plan. This Plan shall be administered by the
Board of Directors. The Board of Directors shall have the responsibility of interpreting the Plan and establishing and amending such rules and regulations necessary or appropriate for the administration of the Plan. All interpretations of the Plan and awards under the Plan are and shall be final and binding upon all persons having an interest in the Plan. No member of the Board of Directors shall be liable for any action or determination taken or made in good faith with respect to this Plan or any award granted hereunder.

        4. Shares Subject to the Plan. The maximum number of Shares that may be issued pursuant to the Plan shall be 226,000. Each Participant and the number of Shares held by such Participant shall be listed on Schedule A attached hereto and incorporated herein by this reference. The number of Shares subject to the Plan shall be adjusted, as appropriate, as the result of any stock dividend, stock split, recapitalization or other adjustment in the capital stock of Corrections Corporation of America.

        5. Participants; Restricted Stock Awards. Shares issued pursuant to the Plan shall be subject to the restrictions described below and to such additional restrictions and conditions as may be set forth in any restricted stock agreement executed by the Company and any Participant in connection herewith.

               (a) Vesting and Forfeiture. Subject to the terms and conditions set forth herein, one- third (1/3) of the Shares issued to each Participant shall vest in the Participant on each Vesting Date; provided, however, that (i) in the event a Participant ceases to be employed by the Company or any member of the CCA Controlled Group by reason of the Participant's death, any non-vested Shares held by the Participant at the time of death shall immediately become fully vested; and (ii) in the event a Participant ceases to be employed by the Company or any member of the CCA Controlled Group for any reason other than the Participant's death, any non-vested Shares held by the Participant at the time of such termination of employment shall immediately and automatically be forfeited to CCA without monetary consideration and shall be automatically canceled and retired. From time to time, the Company shall amend Schedule A to reflect any forfeitures of Shares hereunder.

               (b) Certificates. Each certificate issued evidencing the Shares shall be held by the Company, or its designee, as custodian of the Plan, and shall bear an appropriate legend disclosing the restrictions on transferability imposed on such Shares by the Plan and any restricted stock agreement.

               (c) Certain Rights of Participants. During the period prior to the vesting of any of the Shares, with respect to such non-vested Shares, (i) each Participant shall have all rights as a holder of Series B Preferred Stock (except as otherwise provided herein), and (ii) the Shares, and each Participant's rights with respect to the Shares, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered.



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               (d) Lapse of Restrictions. Upon the vesting of Shares pursuant to the terms hereof, certificates evidencing the Shares which have vested (without the foregoing restrictive legend) shall be delivered to the Participant or his legal representative as provided herein. Each such new certificate shall bear such alternative legend as the Board shall specify.

               (e) Changes in Capitalization; Dividends; Redemptions. If as a result of a stock dividend, stock split, recapitalization or other adjustment in the capital stock or stated capital of Corrections Corporation of America, or as the result of a merger, consolidation, or other reorganization, the Series B Preferred Stock is increased, reduced or otherwise changed and by virtue thereof the Participant shall be entitled to new or additional or different shares, such new or additional shares shall be subject to the same terms, conditions and restrictions as the original Shares. In addition, if any dividends are paid with respect to the Shares other than in stock, or if any Shares are redeemed, such dividends or redemption proceeds, as the case may be, shall likewise be held by the Company as custodian subject to the same terms, conditions and restrictions as the underlying Shares.

        6. Non-Assignability. The right to receive Shares under the terms and provisions of this Plan shall not be transferable.

        7. Rights to Terminate Employment. Nothing in the Plan or in any agreement relating to the Shares shall confer upon any Participant the right to continue in the employment of the Company or any other member of the CCA Controlled Group or affect any right which the Company or any other member of the CCA Controlled Group may have to terminate the employment of such Participant.

        8. Withholding. Upon the lapse of restrictions under the Plan, the Company shall have the right to withhold from awards due the Participant, or to require the Participant to remit to the Company (or its designee), any amounts sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate for such Shares.

        9. Non-Uniform Determinations. The Board of Directors' determinations under the Plan (including, without limitation, determinations relating to the forfeiture of Shares) need not be uniform and may be made selectively among Participants, regardless of whether such Participants are similarly situated.

        10. Termination and Amendment. This Plan may be terminated, modified, or amended by the Board of Directors; provided, however, that no amendment that adversely affects the rights of any Participant with respect to Shares issued to such Participant shall be effective without the Participant's consent.

        11. Duration of the Plan. This Plan shall be effective as of the date hereof, subject to its adoption by the Board of Directors. This Plan shall remain in effect until all Shares awarded under the Plan are free of all restrictions imposed by the Plan and agreements thereunder.



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                                   SCHEDULE A

                                PLAN PARTICIPANTS



                            [Intentionally Omitted]



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